UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 28, 2003

Ask Jeeves, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-26521	94-3334199

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5858 Horton Street, Suite 350
Emeryville, California 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 985-7400
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report.)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On May 28, 2003, Ask Jeeves, Inc. announced its intention to sell, subject to market and other conditions, $100 million of Convertible Subordinated Notes due 2008 in a private offering under Rule 144A. The press release is attached as an exhibit to this Report pursuant to Securities Act Rule 135c(d).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits

The exhibit listed in the Exhibit Index (following this Report’s signature page) is filed with this Report.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASK JEEVES, INC. (Registrant)

Date: May 29, 2003	By:	/s/ Brett M. Robertson Brett M. Robertson General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Ask Jeeves, Inc. dated May 28, 2003.

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